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UNITED STATES
SECURITIES AND EXCHANGECOMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 24, 2005

BIG SKY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	0-28345	72-1381282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750, 440 - 2 Avenue S.W., Calgary, Alberta, Canada T2P 5E9
(Address of principal executive offices)	(Zip Code)

403.234.8885
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

X    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 24, 2005, Big Sky Energy Corporation, a Nevada corporation (“Big Sky”), completed an unregistered, private placement of its securities, which consisted of the sale of 30,975,000 Units for US$1.00 to international and US investors and 11,025,000 Special Warrants to Canadian investors for US$1.00, for total gross proceeds of US$42,000,000.  The Units are comprised one half of one Subscription Receipt and one half of one share of Common Stock. Westwind Partners Inc. acted as sole agent for the private placement and received a total of $2,520,000 in commissions, received purchase warrants for the purchase of 2,520,000 shares of Big Sky’s common stock at an exercise price of $1.00 per share and was reimbursed a total of $242,367.97 for legal fees and expenses.

The Subscription Receipts will be convertible into shares of Common Stock on a one-for-one basis upon the obtaining of the written confirmation from the Ministry of Energy and Mineral Resources of Kazakhstan that Big Sky’s subsidiaries have met certain conditions at their properties other than Morskoe.  The proceeds from the sale of the Subscription Receipts will be held in escrow pending such written confirmation.

Big Sky will seek approval from its shareholders to increase its authorized capital to permit the issuance of additional shares of its Common Stock upon the exchange of the Special Warrants, and the proceeds from the sale of the Special Warrants will be held in escrow pending such approval. The Special Warrants are convertible into shares of Common Stock on a one-for-one basis if the conditions for release of the proceeds of the Special Warrants from escrow are met by December 24, 2005 and thereafter 1.1 shares of common stock will be received for every Special Warrant. The conditions for release are the shareholders approval for increase of Big Sky’s authorized capital and the written confirmations from the Ministry of Energy and Mineral of Kazakhstan described above.

Proceeds from the offering will be used to fund ongoing development and exploration drilling in the pre-Caspian Basin in Kazakhstan, further expansion of Big Sky’s interests in the wider Caspian Region, and for general corporate purposes.  Proceeds may also be used towards property acquisitions adjacent to the Morskoe field, the acquisition of additional production and/or producing fields, the addition of a new rig to expand drilling and exploration and the development and/or acquisition of undeveloped fields.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:      August 24, 2005

BIG SKY ENERGY CORPORATION

By: /s/ Bruce H. Gaston

Name:  Bruce H. Gaston

Title:    Chief Financial Officer and Director